Exhibit 99.2

Holders of perpetual strike preferred stock may be treated as receiving deemed distributions and/or receive distributions paid in class A common stock, and consequently may be subject to tax with respect to the perpetual strike preferred stock under certain circumstances, even though no corresponding distribution of cash has been made.

Under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of perpetual strike preferred stock may be treated as receiving a deemed distribution on the perpetual strike preferred stock under certain circumstances, including (i) an increase in the liquidation preference of the perpetual strike preferred stock or (ii) if the perpetual strike preferred stock is issued at a discount. If our board of directors does not declare a dividend on the perpetual strike preferred stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the perpetual strike preferred stock that gives rise to a deemed dividend to holders of perpetual strike preferred stock. In addition, the liquidation preference of the perpetual strike preferred stock is subject to adjustment in the manner described in the certificate of designations, which adjustment may give rise to a deemed distribution to holders of perpetual strike preferred stock. Although the matter is not entirely clear, we believe any such adjustment of liquidation preference in the manner described in the certificate of designations or any such deferred dividend or discount should not be treated as giving rise to a deemed distribution on the perpetual strike preferred stock. However, there is no assurance that the IRS or an applicable withholding agent will not take a contrary position.

In addition, the conversion rate of the perpetual strike preferred stock is subject to adjustment in certain circumstances. If and to the extent that certain adjustments in the conversion rate (or failures to adjust the conversion rate) increase the proportionate interest of a holder of perpetual strike preferred stock in our assets or earnings and profits, the holder of perpetual strike preferred stock may be deemed to have received for U.S. federal income tax purposes a deemed distribution without the receipt of any cash or property.

Furthermore, upon a conversion of perpetual strike preferred stock into class A common stock, depending on the circumstances, any class A common stock received in respect of any deferred and unpaid dividend (and any dividend that has been declared and not yet paid as well as any accrued but unpaid dividend in the then-current dividend period) could be treated as a deemed distribution for U.S. federal income tax purposes.

Any deemed distribution or any distribution to holders of the perpetual strike preferred stock that is paid in class A common stock will generally be taxable to the same extent as a cash distribution. In addition, for any perpetual strike preferred stockholder that is a non-U.S. holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed distribution or non-cash distribution could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Because deemed distributions or non-cash distributions received by a holder of perpetual strike preferred stock would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding (including backup withholding) on behalf of a holder of perpetual strike preferred stock, we (or an applicable withholding agent) may set off any such payment against, or withhold such taxes from, payments of cash or delivery of shares of class A common stock to such holder of perpetual strike preferred stock (or, in some circumstances, any payments on our class A common stock) or sales proceeds received by, or other funds or assets of, such holder of perpetual strike preferred stock, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such dividend in the form of class A common stock or of conversion consideration).

The application of the rules under Section 305 of the Code to the perpetual strike preferred stock is uncertain, and holders of perpetual strike preferred stock should consult their tax advisors about the impact of these rules in their particular situations.

The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of perpetual strike preferred stock.

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the perpetual strike preferred stock) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination.

We will issue shares of perpetual strike preferred stock from time to time under this prospectus supplement (the “Offered Shares”) and may otherwise issue shares of perpetual strike preferred stock (or resell any shares that we or any of our subsidiaries have purchased or otherwise acquired) from time to time (such issued or resold shares, the “Additional Shares”). We do not intend to issue any shares of perpetual strike preferred stock that would be treated as fast-pay stock, and we do not believe that we structured the Offered Shares, or will structure any Additional Shares, such that dividends paid by us with respect to the perpetual strike preferred stock will be economically a return of a stockholder’s investment. Moreover, we have obtained, and intend to obtain in the future, advice of counsel in connection with offerings of perpetual strike preferred stock for the purpose of analyzing the consequences of issuing such shares, including in light of any legal developments regarding the definition of fast-pay stock. It is possible, however, that the Offered Shares or Additional Shares may be issued at a premium above their liquidation preference. As the liquidation preference of the perpetual strike preferred stock is subject to adjustment in the manner described in the certificate of designations, and based on the expected overall circumstances of an offering of the Offered Shares or Additional Shares, it is generally not expected that any Offered Shares or Additional Shares would be issued at such a level of premium above their liquidation preference at the time of sale of the Offered Shares or Additional Shares so as to implicate the fast-pay stock rules. Nonetheless, there may be increased risk that the IRS could assert that such Offered Shares or Additional Shares constitute fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to any perpetual strike preferred stock, we intend to provide public notice to the applicable holders of the perpetual strike preferred stock, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue perpetual strike preferred stock that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat Offered Shares or Additional Shares as fast-pay stock. In addition, even if a particular issuance of Offered Shares or Additional Shares is not fast-pay stock, the treatment of any other shares of perpetual strike preferred stock—including other Offered Shares or any Additional Shares—as fast-pay stock (for example, as a result of a determination by the IRS or because they are issued at a premium to their liquidation preference) could result in adverse consequences to holders of all shares of perpetual strike preferred stock because the shares may be indistinguishable from each other. See “—An issuance of perpetual strike preferred stock could have an adverse tax profile, which could subject holders of any other shares of perpetual strike preferred stock to adverse consequences” below.

Accordingly, holders of perpetual strike preferred stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the perpetual strike preferred stock.

An issuance of perpetual strike preferred stock could have an adverse tax profile, which could subject holders of any other shares of perpetual strike preferred stock to adverse consequences.

If we issue shares of perpetual strike preferred stock—whether Offered Shares or Additional Shares—that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from your shares of perpetual strike preferred stock, since all such shares would trade under the same CUSIP or other identifying number, your shares of perpetual strike preferred stock may be treated by subsequent purchasers, withholding agents and potentially the IRS as having the same adverse tax profile or treatment if they are not otherwise distinguishable from the perpetual strike preferred stock subject to such adverse treatment.

For example, notwithstanding our intent not to issue any shares of perpetual strike preferred stock that are fast-pay stock, the IRS could assert that certain shares of perpetual strike preferred stock constitute fast-pay stock, particularly if they are issued at a premium to their liquidation preference in their offering. See “—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of perpetual strike preferred stock” above.

Furthermore, if any shares of perpetual strike preferred stock are issued at a price that exceeds their liquidation preference, such shares would constitute “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and any corporate U.S. holder generally will be required to reduce its tax basis (but not below zero) in the perpetual strike preferred stock by the amount of any dividends-received deduction it receives. The liquidation preference of the perpetual strike preferred stock is subject to adjustment in the manner described in the certificate of designations, which adjustment may be taken into account for purposes of disqualified preferred stock determination. If any shares of perpetual strike preferred stock issued are considered disqualified preferred stock, the other shares of perpetual strike preferred stock could also be subject to same treatment as a practical matter due to fungible trading.

If any shares of perpetual strike preferred stock are sold at a discount, such shares may be subject to rules that require the accrual of such discount (or a greater discount that applies to any other shares of perpetual strike preferred stock) currently over the deemed term of the shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In that event, the IRS or a withholding agent may treat any such discount as resulting in deemed taxable distributions with respect to the all shares of perpetual strike preferred stock, including those not issued at a discount (or issued at a lesser discount).

Because the IRS or other parties (such as withholding agents) may not be able to distinguish the shares of perpetual strike preferred stock offered or resold from time to time, a holder of perpetual strike preferred stock might be subject to adverse tax consequences or might be required to demonstrate to the IRS (or such other parties) that the holder purchased the perpetual strike preferred stock in a specific offering to which those adverse tax consequences did not apply. Moreover, any adverse tax consequences as described above in connection with the issuance of any Offered Shares or Additional Shares may adversely affect the trading price of the perpetual strike preferred stock. See “Material United States Federal Income Tax Considerations” for further discussion.